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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PRG-Schultz International, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-64125, 333-08707, 333-30885, 333-61578 and 333-81168) on Form S-8 and
Registration Statement (No. 333-76018) on Form S-3 of PRG-Schultz International, Inc. of our report dated February 22, 2002, relating to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of PRG-Schultz International, Inc. Our report refers to changes in accounting for revenue recognition.

                                       KPMG LLP


Atlanta, Georgia
March 13, 2002